Exhibit 99(c)



                        Annual Statement as to Compliance
                        ---------------------------------


         I, Steven H. Smith, Servicing Officer of Household Finance Corporation (the "Master Servicer"), DO HEREBY CERTIFY, in accordance with Section 3.10 of Sale and Servicing Agreement dated as of July 3, 2002 among Household Mortgage Funding Corporation III, as Depositor, Household Mortgage Loan Trust 2002-HC1, the Master Servicer and JPMorgan Chase Bank as Indenture Trustee (the "Sale and Servicing Agreement"), that:

         1. A review of the activities of the Master Servicer from July 3, 2002 through December 31, 2002 (the "Period") and of its performance under the Sale and Servicing Agreement has been made under my supervision; and

         2. To the best of my knowledge, based on my review, the Master Servicer has fulfilled all its material obligations under the Sale and Servicing Agreement throughout such Period.

IN WITNESS WHEREOF, I have signed this certificate this 31st day of March, 2003.


                                       /s/ Steven H. Smith
                                       ----------------------------------------
                                       Steven H. Smith
                                       Servicing Officer